ARTHUR ANDERSEN


April 24, 1997                              ___________________
                                            Arthur Andersen LLP
Securities and Exchange Commission          ___________________
450 Fifth Street NW                         Suite 1100
Washington, D.C. 20549                      18500 Von Karman Avenue
                                            Irvine, CA 92612-050
                                            714-757-3100





Dear Sirs:

We have read Item 4 included in the attached Form 8-K/A dated April 24, 1997, of Ashworth, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Copy to:
Mr. Randall L. Herrel


                                 EXHIBIT 16